                                                               EXHIBIT NO. 10(a)


                       SPARC TECHNOLOGY LICENSE AGREEMENT

                    (MICROPROCESSOR PLATFORM DESIGN LICENSE)


THIS SPARC TECHNOLOGY LICENSE AGREEMENT (the "Agreement") is made effective this 12th day of May, 1994 (the "Effective Date") by and between Sun Microsystems Computer Corporation, a California corporation with principal offices located at 2550 Garcia Avenue, Mountain View, California 94043 acting by and through is SPARC Technology Business division ("Sun"), and Pinnacle Data Systems, a Ohio corporation with principal offices located at 1350 West Fifth Ave., Columbus, Ohio 43212, ("Licensee").

         Whereas Sun possesses certain Sun Technology relating to the design, development and manufacture of the Sun Board; and

         Whereas Licensee desires to develop, manufacture and sell Licensee Products based upon and using Sun Technology; and

         Whereas Sun desires to grant limited license rights to Licensee for such purposes, all on the terms and subject to the conditions set forth in this Agreement.

         Now, Therefore, in consideration of the mutual covenants and conditions set forth below, the parties hereto agree as follows:

         1.     DEFINITIONS

         1.1 "Affiliate" shall mean an entity which controls, is controlled by, or is under common control with a party hereto.

         1.2 "Intellectual Property Rights" shall mean all (i) patents, patent applications and patent rights throughout the world; (ii) rights associated with works of authorship throughout the world including copyrights, copyright applications, copyright registrations, mask work rights, mask work applications and mask work registrations; (iii) rights relating to the protection of trade secrets and confidential information throughout the world; (iv) any rights analogous to those set forth herein and any other proprietary rights relating to intangible property; and (v) divisions, continuations, renewals, reissues and extensions of the foregoing (as applicable) now existing or hereafter filed, issued or acquired.

         1.3 "Licensee Materials" shall have the meaning set forth in Section
3.2 below.

         1.4 "Licensee Product" shall mean products developed by or for Licensee which incorporate the Sun Technology.

         1.5 "Licensee Facility" shall mean Licensee's facility identified in EXHIBIT D.

         1.6 "Product Documentation" shall mean that documentation identified in EXHIBIT B, which documentation constitutes a subset of the Sun Technology and which Licensee desires to distribute with Licensee Products.

         1.7 "Product Software" shall mean that computer software identified in Exhibit B in binary form only, which computer software constitutes a subset of the Sun Technology and which Licensee desires to distribute with Licensee Products.

         1.8 "Confidential Information" shall mean that technical or business information which a party discloses to the other pursuant to this Agreement which is designated as such in this Agreement or otherwise designated as "confidential" or "proprietary" (or with words of similar meaning) in writing by the disclosing party, or if disclosed orally, designated as "confidential" or "proprietary" (or with words of similar meaning) at the time of disclosure. Each party agrees that the terms and conditions of this Agreement shall be considered Confidential Information.

         1.9 "SPARC" shall mean the reduced instruction set and scalable processor architecture developed by Sun, the features and attributes of which are set forth in the SPARC Architecture Manual, Version 8 (and/or successor versions) as promulgated by SPARC International, Inc.

         1.10 "Sun Board" shall mean the printed circuit motherboard incorporated in the Sun computer system identified in EXHIBIT A.

         1.11 "Sun Technology" shall mean the technology, information materials and deliverables identified in EXHIBIT C. "Sun Technology" specifically excludes any and all commercial CAD software or libraries.

         OWNERSHIP OF SUN TECHNOLOGY

         2.1 SUN TECHNOLOGY. Licensee acknowledges and agrees that, as between the parties, Sun is and shall remain the sole and exclusive owner of all right, title and interest in and to the Sun Technology and all associated Intellectual Property Rights and that Licensee acquires no rights therein other than the limited rights specifically granted in this Agreement.

         2.2 NO LIMITATION. Nothing contained in this Agreement shall be construed to limit or restrict, in any way or manner, any right of Sun to encumber, transfer, license, access, reference, use or practice the Sun Technology in any way for any purpose or use (subject only to the rights specifically granted Licensee hereunder), including without limitation the use, licensing and/or registration of the Sun Technology anywhere in the world for any purpose or use in connection with the development, manufacture, distribution, marketing, promotion and sale of any products including products competitive with the Licensee Products.

         3.     GRANT OF LICENSES.

         3.1 SUN TECHNOLOGY. Sun hereby grants to Licensee, for the term of this Agreement, a nonexclusive, nontransferable and worldwide (unless otherwise indicated) license under Sun's Intellectual Property Rights in the Sun Technology, to (i) use and practice the Sun Technology to design and develop Licensee Products only at the Licensee Facility, (ii) copy and incorporate Sun Technology (excluding computer software and firmware) into Licensee Products,
(iii) manufacture, have manufactured, market and sell Licensee Products designed with and/or incorporating (as herein permitted) Sun Technology, and (iv) use the Sun Technology to maintain and support Licensee Products.

         3.2 DISTRIBUTION RIGHTS - LICENSEE PRODUCT DOCUMENTATION. Sun hereby grants to Licensee for the term of this Agreement, a nonexclusive, nontransferable and worldwide license under Sun's Intellectual Property Right In the Sun Technology, to (i) modify and incorporate the Product Documentation into materials that Licensee will distribute with the Licensee Products ("Licensee Materials"); and (ii) copy and distribute the Licensee Materials with Licensee Products only in a manner consistent with Licensee's obligations to protect Sun's Intellectual Property Rights hereunder including, without limitation, distribution of Licensee Materials only pursuant to nondisclosure agreements between Licensee and its customers consistent with Licensee's obligations under
Section 8. Sun shall have the right to review and approve (such approval not to be unreasonably withheld) any and all and any nondisclosure agreements to be used in connection therewith. Licensee shall promptly notify Sun upon creation of Licensee Materials and, in any event, prior to distribution of any Licensee Materials. Under no circumstance will Licensee Materials contain any reference to Sun, including but not limited to any company names, product names, marks, logos, designs, trade dress and other designations or brands used by Sun, except as provided in Section 5.3.

         3.3 SUBLICENSE RIGHTS - PRODUCT SOFTWARE. Sun hereby rants to Licensee for the term of this Agreement, a nonexclusive, nontransferable and worldwide license (unless specifically limited) under Sun's Intellectual Property Rights in the Sun Technology, to (i) use the Product Software at the Licensee Facility and (ii) copy, sublicense and distribute Product Software only as incorporated in Licensee Products and in a manner consistent with Licensee's obligations to protect Sun's Intellectual Property Rights hereunder including, without limitation, sublicensing only pursuant to software license agreements which are consistent with this Agreement. Sun shall have the right to review and approve any such license agreements which Licensee intends to use in connection with the distribution of the Licensee Product Software (such approval not to be unreasonably withheld). Licensee shall promptly notify Sun upon creation of any such agreement and, in any event, prior to distribution of the Product Software. Licensee shall maintain complete and accurate records designating the name and address of each sublicensee and shall provide such records to Sun at Sun's request.

         3.4    LIMITATIONS ON LICENSE GRANTS/NO OTHER LICENSES.

              3.4.1 The licenses granted in Sections 3.1, 3.2 and 3.3 above are granted on the terms and subject to the conditions of this Agreement including, without limitation, Sections 5 and 6 below. No other license rights with respect to the Sun Technology or associated Intellectual Property Rights are granted by Sun for any purposes other than as expressly set forth in Sections 3.1, 3.2 and
3.3. Should Licensee, for any reason market and/or sell the Sun Technology or any portion thereof separate and apart from the Licensee Products, the licensed rights granted herein to Licensee shall not apply with respect to such activities and, unless Licensee is authorized under other agreements with Sun to, engage in such activities, shall constitute a material breach of this Agreement entitling Sun to terminate this Agreement in accordance with Section 7 below.

              3.4.2 Licensee shall not make or distribute any copies of the Sun Technology, in whole or in part, without the prior written authorization of Sun, provided however, that Licensee may make and maintain one (1) backup or archival copy of the computer software components of the Sun Technology during the term of this Agreement.

              3.4.3 Licensee shall treat the Sun Technology as Confidential Information in accordance with the provisions of Section 8 including, without limitation, Section 8.3.

         4.     DELIVERY OF TECHNOLOGY

         4.1 SUN TECHNOLOGY. Sun shall use reasonable efforts to deliver to Licensee one (1) copy of each item of Sun Technology set forth in Exhibit C according to the target dates set forth therein. Licensee acknowledges that the Sun Technology may be in various stages of completion for delivery and that the target dates set forth in Exhibit C, while good faith estimates, are not binding. In the event that Sun is unable to deliver any item by its target date, Sun shall deliver such item to Licensee as soon as reasonably possible upon completion.

         4.2 RISK OF LOSS. Sun shall deliver the Sun Technology to a common carrier Ex Works, Sun's facilities.

         5.     LIMITATIONS AND OBLIGATIONS

         5.1 USE OF SUN TECHNOLOGY. Licensee must use and copy the Sun Technology and manufacture, market, and sell Licensee Products only in a manner consistent with the terms, conditions and restrictions of this Agreement, and only in a manner reasonably designed not to jeopardize or prejudice Sun's rights therein and thereto and, in all respects and at all times, consistent with reasonably diligent mask work right, copyright, patent and trade secret practices.

         5.2 PROPRIETARY NOTICES. To the extent that Licensee incorporates or copies any or all of the Sun Technology provided to Licensee by Sun hereunder, as and if allowed hereunder, Licensee shall reproduce and apply any proprietary rights notices placed by Sun thereon. In addition, Licensee shall comply with all reasonable requests by Sun to include Sun's copyright and/or other proprietary rights notices on any part of the Sun Technology, Licensee Product, Licensee Materials, Product Software or related materials.

         5.3 TRADEMARK. No license, right, title, or interest in any Sun trademark, trade name, trade dress, design patent or service mark is granted hereunder. Licensee acknowledges that "SPARC" and the SCD Compliant Logo are registered trademarks of SPARC International, Inc. and that no rights to use the mark "SPARC" or any mark containing the word "SPARC" or the SCD Compliant Logo are granted or implied in any way in this Agreement. Licensee further acknowledges that if Licensee wishes to use any "SPARC"-based trademark or the SCD Compliant Logo on or in connection with Licensee Products, Licensee must independently obtain a license from SPARC International, Inc. for use of such mark.

         Licensee may use only the following, in its entirety, in connection with the marketing of Licensee Products (where "X" is the name of the Licensee Product): "X is derived from designs licensed from Sun Microsystems Computer Corporation." Sun has the right to accurately refer to Licensee Products in marketing materials, advertisements, and product documentation by reference to the related trademarks.

         5.4 NOTICE OF INFRINGEMENT. Licensee must notify Sun promptly upon discovery of any potential or actual infringement by a third party of the Sun Technology or associated Intellectual Property Rights and provide Sun with available evidence of such infringement. Sun has the sole right to bring, any action involving the infringement of the Sun Technology and to keep and retain for itself any compensation in connection therewith. In the even that Sun chooses not to bring any such action, or fails to notify Licensee of its intent to bring any such actin within sixty (60) days after notice thereof by Licensee, and Licensee notifies Sun of its desire to do so, Sun may, but is not obligated to, give Licensee written permission to undertake any such actions. In the event Sun grants such permission, Sun and Licensee will agree on the portion of monetary compensation awarded that Licensee will be entitled to retain for itself and Sun will reasonably cooperate with Licensee, at Licensee's sole cost and expense, with respect to such actions.

         5.5 USE OF THIRD PARTIES. Licensee may retain third parties to furnish services to it in connection with its use of Sun Technology and manufacture of Licensee Products (insofar as Sun Technology is implicated) only if reasonably required in connection with such activities; provided however that all such third parties who perform work shall execute appropriate documents undertaking sufficient obligations of confidentiality respecting the Sun Technology. Sun may, upon its request, review any such documents and agreements proposed for use by Licensee prior to any such use.

         5.6 MANUFACTURING LIMITATIONS. If Licensee utilizes an Affiliate or third party manufacturing facilities for Licensee Products or components thereof, Licensee may grant a sublicense to such party on terms and conditions consistent with Licensee's obligation hereunder to use only that Sun Technology as is necessary to enable such manufacturing facility to manufacture the Licensee Products; provided however, that such Affiliate or third party facility agrees to return such materials to Licensee upon termination of this Agreement or termination of production of Licensee Products.

         6. FEES

         6.1 FEES. In consideration of the rights granted Licensee in this Agreement, Licensee shall pay to Sun the fee set forth in EXHIBIT D.

         6.2 UPGRADES/TAXES. The fees set forth in EXHIBIT D are for current versions of the Sun Technology and do not include any upgrades, enhancements, modifications or improvements. Fees, as specified, are exclusive of all taxes, levies or duties, and Licensee shall be responsible for payment of the same. All payments required by this Agreement shall be made in United States dollars.

         7. TERM AND TERMINATION

         7.1 TERM. This Agreement shall commence as of the Effective Date and expire seven (7) years thereafter; provided, that this Agreement will automatically renew for successive one (1) year periods unless either party notifies the other of its desire that this Agreement expire whereupon this Agreement will so expire thirty (30) days following such notification. Upon expiration of this Agreement, Licensee will immediately discontinue use of the Sun Technology and will promptly return all copies of the Sun Technology in Licensee's possession or control to Sun. In addition, Licensee must permanently destroy or disable all electronically reproducible copies of the Sun Technology and all other electronic documents containing all or any portion of the Sun Technology.

         7.2 TERMINATION. This Agreement may be terminated as follows:

                  7.2.1 If either party fails to comply with any of the material terms and conditions of this Agreement, the other party may terminate this Agreement upon sixty (60) days' notice to the defaulting party specifying the breach, unless within the period of notice, all breaches specified therein shall have been remedied.

                  7.2.2 Immediately, at Sun's option, if Licensee violates the provisions of Sections 3.4 or 8, or 9.3.

         7.3 EFFECT OF TERMINATION - SUN'S BREACH. The grant of right and licenses from Sun to Licensee to the Sun Technology made in this Agreement will survive the termination of this Agreement as a result of a breach by Sun as, and only to the extent, necessary for Licensee to continue manufacture and support of the Licensee Products as then constituted for the term of this Agreement. Such continuing rights shall be subject to Licensee's continued compliance with the terms of this Agreement including, without limitation, Sections 6 and 8 and termination at any time in accordance with Section 7.2.

         7.4 EFFECT OF TERMINATION - LICENSEE'S BRANCH. In the event of termination of this Agreement due to a breach by Licensee, the rights and licenses herein granted shall immediately terminate and Licensee shall have no further right to use the Sun Technology or to manufacture, market or sell Licensee Products. Within thirty (30) days after termination Licensee must return all copies of the Sun Technology in Licensee's possession. In addition, Licensee must permanently destroy or disable all electronically reproducible copies of the Sun Technology and all other electronic documents containing all or any portion of the Sun Technology. Notwithstanding the foregoing, Licensee must immediately return to Sun or destroy all copies of the Sun Technology if termination is the result of Licensee materially breaching or, Section 5.5 (Use of Third Parties), Section 8 (Confidential Information) or, if Licensee otherwise takes any action which materially jeopardizes Sun's proprietary rights in and to the Sun Technology. Promptly after destruction of all hard-copy and electronically reproducible copies of the Sun Technology, a duly authorized officer of Licensee shall certify to Sun that Licensee has destroyed and/or returned all copies of the Sun Technology.

         7.5 AVAILABLE RELIEF. Nothing herein is to be construed as limiting either party from seeking injunctive or other equitable relief at any time. Licensee acknowledges and agrees that (i) the restrictions on its use and disclosure of Sun's proprietary information and the restrictions and limitations exacted in exchange for the license rights granted to Licensee herein are reasonable and necessary to protect legitimate interests, (ii) in the event of a violation by Licensee of any of the provisions of Sections 3, 5 or 8, remedies at law will be inadequate and such violation will cause irreparable damages to Sun within a short period of time, and (iii) shall be entitled to injunctive relief against each and every violation of these Sections.

         7.6 LIMITATION OF LIABILITY. Neither party shall have the right to recover damages or indemnification of any nature, whether by way of lost profits, expenditures for promotion, payment for goodwill or otherwise made in connection with the business contemplated by this Agreement, due to the expiration or permitted or lawful termination of this Agreement. EACH PARTY WAIVES AND RELEASES THE OTHER FROM ANY CLAIM TO

COMPENSATION OR INDEMNITY FOR TERMINATION OF THE BUSINESS RELATIONSHIP UNLESS SUCH TERMINATION IS IN BREACH OF THIS AGREEMENT.

         8. CONFIDENTIAL INFORMATION

         8.1 OBLIGATION. Except as provided in this Agreement, neither party may use, make, have made, distribute or disclose any copies of the Confidential Information it receives from the disclosing party pursuant to this Agreement, in whole or in part, without the prior written authorization of disclosing party. Each party must hold in confidence any Confidential Information received from the other pursuant to this Agreement and protect the confidentiality thereof with the same degree of care that it exercises with respect to its own information of like importance, but in no event less than reasonable care, for the term of this Agreement (but in no event less than seven (7) years from the date of receipt of the Proprietary information).

         8.2 EXCEPTIONS. Section 8.1 does not apply to any portion of the Confidential Information which a receiving party can demonstrate:

                  a. is now or hereafter, through no act or failure to act on the part of receiving party, becomes generally known in the electronics industry;

                  b. is known to receiving party at the time of receiving such Confidential Information without an obligation of confidentiality;

                  c. is hereafter rightfully furnished to receiving party by a third party without restriction on disclosure; or

                  d. is independently developed by receiving party without any use of the Confidential Information.

         8.3 EMPLOYEE ACCESS. Each party must restrict access to the Confidential Information to its employees with a need for such access to perform their employment obligations and must inform such employees of the restrictions required to comply with this Section 8 and must obtain or have obtained their written agreement to comply with those imitations, duties and obligations. Each party agrees to provide notice to the other immediately after learning of or having reason to suspect a breach of any of the restrictions of this Section 8.

         9. WARRANTIES AND LIMITATION OF LIABILITY

         9.1 SUN TECHNOLOGY. Licensee acknowledges that the Sun Technology may be in the process of engineering changes and/or development, Sun Technology and Sun Confidential Information is provided "AS IS".

         9.2 DISCLAIMER. SUN DOES NOT MAKE AND HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES OR CONDITIONS WITH RESPECT TO THE SUN TECHNOLOGY AND RELATED MATERIALS INCLUDING, BUT NOT LIMITED TO, THE WARRANTIES OF DESIGN, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR WARRANTIES ARISING FROM A COURSE OF DEALING,

PERFORMANCE OR USAGE OF TRADE. No agent of Sun is authorized to incur warranty obligations on behalf of Sun or modify the limitations as set forth herein.

         9.3 HIGH RISK ACTIVITIES. Licensee acknowledges that the Sun Technology is not fault-tolerant and are not designed, manufactured or intended by Sun for use or resale in on-line control equipment in hazardous environments requiring fail-safe performance, such as in the operation of nuclear facilities, aircraft navigation or communication systems, air traffic control, direct life support machines, or weapons systems, in which the failure of products could lead directly to death, personal injury, or severe physical or environmental damage ("High Risk Activities"). Sun specifically disclaims any express or implied warranty of fitness for High Risk Activities. Licensee represents and warrants that it will not use Sun Technology and will not use, distribute or resell Licensee Products for High Risk Activities and that it will ensure that its customers and end-users are provided with a notice substantively similar to that contained in this Section 9.3.

         9.4 PRODUCT LIABILITY. Licensee may not, in connection with the marketing of the Licensee Product, represent, either directly or indirectly, that Sun has certified or approved of the form, fit, function, performance or compatibility of the Licensee Product. Except as set forth below, Licensee agrees to and hereby does indemnify, release, defend and hold Sun harmless from and against all claims, damages, losses, costs and expenses, including reasonable attorneys' fees, arising in defense of any claim of product liability in any way relating to the Licensee Product, provided that Sun (i) gives Licensee notice of the claim, (ii) cooperates with Licensee, at Licensee's expense, in the defense of the claim, and (iii) gives Licensee the right to control the defense and settlement of any the claim, except that Licensee shall not enter into any settlement that affects Sun's rights or interest without Sun's prior written approval. Sun has no authority to settle any claim on behalf of Licensee.

         10. INTELLECTUAL PROPERTY INFRINGEMENT DISCLAIMER

         NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A WARRANTY OR REPRESENTATION BY SUN THAT THE SUN TECHNOLOGY OR ANY LICENSEE PRODUCTS DEVELOPED WITH OR INCORPORATING THE SUN TECHNOLOGY WILL BE FREE FROM INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES. SUN HEREBY EXPRESSLY DISCLAIMS AND SHALL NOT BE RESPONSIBLE FOR ANY LIABILITY ARISING AS A RESULT OF OR IN CONNNECTON WITH ANY CLAIM OR SUIT ALLEGING THAT THE USE OF SUN TECHNOLOGY AND/OR USE, MANUFACTURE AND/OR SALE OF LICENSEE PRODUCTS INFRINGES THE INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

         11. LIMITATION OF LIABILITY

         Notwithstanding any other provision of this Agreement, Sun's maximum liability for damages shall be limited to an amount equal to the total of the payments made by Licensee to Sun hereunder for the Sun Technology. EXCEPT FOR DAMAGES ARISING UNDER SECTION 8, 9.3 AND/OR 9.4 AND IN CONNECTION WITH ANY INDEMNIFCATION OBLIGATIONS, IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY COSTS OF COVER, LOST REVENUES OR PROFITS OR OTHER SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES, NO MATTER WHAT THEORY OF

LIABILITY AND EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OR PROBABILITY OF SUCH DAMAGES. THE FOREGOING WILL APPLY NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN.

         The parties acknowledge that the foregoing limitation of liability represents a reasonable and negotiated allocation of risk as between the parties, that absent such limitation constitutes an integral part of this Agreement, and that absent such limitation the parties would not have executed this Agreement.

         12. FORCE MAJEURE

         A party is not liable for non-performance of this Agreement, if the non-performance is caused by events or conditions beyond that party's control and the party gives prompt notice and makes all reasonable efforts to perform. In no event will this provision affect Licensee's obligation to make payments under this Agreement.

         13. MISCELLANEOUS

         13.1 NOTICES. All notices must be in writing and delivered either in person or by a means evidenced by a delivery receipt, to the address specified below or as otherwise notified in writing. Such notice will be effective upon receipt. The address of the parties may be changed by notice given in accordance with this Section 13.1.

Notice given:

 To Sun:                                     To Licensee:
 Sun Microsystems Computer Corp.             Pinnacle Data Systems
 2550 Garcia Avenue, MS PAL1-315             1350 West Fifth Ave.
 Mountain View, CA  94043                    Columbus,  OH 43212
 Attn:  Contracts Manager,                   Attn: Mr. Bob Henkel, President
       SPARC Technology Sales Unit

         13.2 SEVERABILITY. If any term or provision of this Agreement is found to be invalid under any applicable statue or rule of law then, the provision notwithstanding, this Agreement shall remain in full force and effect and such provision shall be deleted unless such a deletion would frustrate the intent of the parties with respect to any material aspect of the relationship established hereby, in which case, this Agreement and the licenses and rights granted hereunder shall terminate.

         13.3 MERGER. This Agreement, together with the Exhibits hereto which are Incorporated by reference herein, is the entire agreement between the parties. It supersedes as of the Effective Date all prior or contemporaneous communications, representations or agreements, whether written or oral, with respect to the subject matter hereof.

         13.4 AMENDMENT. No modification to this Agreement will be binding, unless in writing and signed by a duly authorized representative of each party.

         13.5 GOVERNING LAW. This Agreement and the rights, obligations and relations of the parties will be governed by California law, excluding choice of law rules.

         13.6 EXPORT CONTROL. Licensee acknowledges that the Sun Technology, and Licensee Products may be subject to U.S. export control laws, including the U.S. Export Administration Act and its associated regulations, and may be subject to export or import regulations in other countries. Licensee agrees to comply strictly with all such regulations and acknowledges that it has the responsibility to obtain such licenses to export, re-export, or import Sun Technology and/or Licensee Products, as may be required. Licensee must notify and inform its employees having access to the above-mentioned information or products of Licensee's obligation to comply with the requirements as stated in this Section 13.6. Sun agrees to use its reasonable efforts to cooperate with Licensee (at Licensee's sole cost and expense) to comply with U.S. export control laws.

         13.7 RELATIONSHIP. The relationship created hereby is that of licensor and licensee, and nothing herein shall be deemed to constitute either party as an agent, employee or franchisee of the other party. The parties hereby waive the benefit of any state or federal statutes dealing with the establishment and regulation of franchises.

         13.8 SURVIVAL. The provisions of Sections 6, 7.3, 7.4, 7.5, 7.6, 8, 11, 13.1, 13.5, 13.8 and 13.12 shall survive the expiration or termination of this Agreement and any license granted herein or hereunder.

         13.9 SUCCESSORS. Subject to, and unless otherwise provided in this Agreement, each and all of the covenants, terms, provisions, and agreements contained in this Agreement shall be binding on, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators, and assigns of the parties hereto; provided, however, that this Agreement and the rights granted Licensee shall not be assignable by Licensee without the prior written consent of Sun. Sun shall have the right to assign this Agreement to its Affiliates without notice to Licensee.

         13.10 WAIVER. Any waiver of any provision of this Agreement, or a delay by either party in the enforcement of any right hereunder, shall neither be construed as a continuing waiver, nor create an expectation of non-enforcement of that or any other provision or right.

         13.11 ESCALATION OF DISPUTES. Upon election of either party to implement dispute resolution procedures in connection with any alleged material breach of this Agreement, each party shall select a management employee having the title of "Vice President" or higher to meet and confer with one another and such other personnel as each may designate in an effort to resolve the identified dispute. In the event the Vice Presidents are unable to resolve the dispute within two (2) weeks following commencement of this dispute resolution, either party may seek any remedy available under this Agreement, at law or in equity.

         13.12 ATTORNEYS' FEES. In the event of any legal action arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees, costs and expenses incurred in such action.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

"SUN"                                       "LICENSEE"
SUN MICROSYSTEMS
COMPUTER CORPORATION                        PINNACLE DATA SYSTEMS

BY:/s/ Chet Silvestri                       BY:/s/ Robert K. Henkel
   ----------------------------                -----------------------------

NAME:Chet Silvestri                         NAME: Robert K. Henkel
     --------------------------                   --------------------------
           (Print or Type)                              (Print or Type)

TITLE: President, STB                       TITLE:President
       ------------------------                   --------------------------

DATE:5/16/94                                DATE:5/12/94
     --------------------------                  ---------------------------



The Exhibits to this Agreement are:
-----------------------------------

Exhibit A - Sun Board
Exhibit B - Product Documentation and Product Software
Exhibit C - Sun Technology and Deliverables
Exhibit D - Licensee Facility, Fees and Royalties

                                    EXHIBIT A

                                    SUNBOARD


The design information included in this license is that of the printed circuit motherboard incorporated in the Sun computer system.

           SPARCstation 5 (for the microSPARC II Platform Design Kit)


                                    EXHIBIT B

                   PRODUCT DOCUMENTATION AND PRODUCT SOFTWARE

BOARD DOCUMENTATION

Item                                Description                                      Hardcopy        Electronic
----                                -----------                                      --------        ----------
microSPARC II Platform              Provides a deliverable checklist, along              X                X
 Design Kit User's Guide            with a description of the hardware distribution
                                    tape and installation instructions for this
                                    microSPARC II Platform Design Kit.

microSPARC II Platform
 Design Kit Technical Manual        Contains the description of the microSPARC II        X

                                    Platform Design Kit CPU board architecture.
                                    This document also provides a quick summary of the system including and outline of main features, system block diagram, and short description of the major subsystems of the design.

COMPONENT DOCUMENTATION

Item                                Description                                      Hardcopy        Electronic
----                                -----------                                      --------        ----------

STP1012PGA-70 micro-                Contains the architectural specification for         X
 SPARC-II Specification             the microSPARC II Microprocessor

STP2000QFP SBus I/O Chipset         Contains the hardware specification for the          X
 Data Manual (MACIO)                Master I/O Controller ASIC called MACIO.  It
                                    provides a master DMA function for Ethernet,
                                    SCSI and a parallel port. This controllers
                                    for these functions are integrated on the
                                    chip.

STP2001 QFP SBus I/O Chipset        Contains the documentation for the Slave             X
 Data Manual (SLAVIO)               I/O Controller ASIC called SLAVIO.  It provides
                                    slave I/O control for 8-bit devices such as
                                    NVRAM, floppy disk, keyboard/mouse, serial
                                    port and audio.

STP2024QFP Miscellaneous            Audio, DMA, Power Management Logic,                  X
Logic Controller                    & miscellaneous system logic.

SOFTWARE

Item                                Description                                      Hardcopy        Electronic
----                                -----------                                      --------        ----------

OpenBoot(TM)                        PROM Binary The system boot program which                             X
                                    includes ROM Monitor & Power-on Self Test.


                                    EXHIBIT C

                                 SUN TECHNOLOGY
                       (microSPARC II Platform Design Kit)


BOARD DOCUMENTATION

Item                                                                 Hardcopy                    Electronic
----                                                                 --------                    ----------
microSPARC II Platform Design Kit User's Guide                            X                          X
microSPARC II Platform Design Kit Hardware Manual                         X

COMPONENT DOCUMENTATION

Item                                                                  Hardcopy                   Electronic
----                                                                  --------                   ----------
STP1012PGA-70 microSPARC II Specification                                 X
STP2000QFP SBus I/O Chipset Data Manual (MACIO)                           X
STP2001QFP SBus I/O Chipset Data Manual (SLAVIO)                          X
STP2024QFP Miscellaneous Logic Controller                                 X

BOARD DESIGN INFORMATION

Item                                                                  Hardcopy                   Electronic
----                                                                  --------                   ----------

Schematic Drawings                                                            X                         X
Schematic symbol library                                                                                X
Bill of Materials                                                             X                         X
Netlist                                                                       X                         X

SOFTWARE

Item                                                                   Hardcopy         Electronic
----                                                                   --------         ----------

SPARCstation 5 OpenBoot(TM)  PROM Binary                                                          X


Target Delivery Date: Within thirty (30) days of Licensee's signature of
Agreement and Sun's receipt of full payment of the License Fees set forth in EXHIBIT D.

                                    EXHIBIT D

                      LICENSEE FACILITY, FEES AND ROYALTIES


License Fees: Thirty-Five Thousand Dollars ($35,000.00 U.S.) up-front license fee due and payable upon the Effective Date.

Royalties:  NONE


         Address for payment of Fees and Royalties:

         Sun Microsystems Computer Corporation
         -------------------------------------------
         STB Controller
         -------------------------------------------
         2550 Garcia Avenue.  M/S PAL1-315
         -------------------------------------------
         Mountain View,  CA    94043-1100
         -------------------------------------------


         Licensee Facility:

         Pinnacle Data Systems

         1350 West Fifth Avenue

         Columbus, Ohio  43212